UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 7, 2005

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16125 SW 72nd Avenue, Portland, Oregon 97224
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 503-968-1600

Not applicable.

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On January 7, 2005, microHelix, Inc. (“Company”) engaged Stonefield Josephson, Inc. to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2004. During the fiscal years ended December 31, 2002 and 2003 and through the date hereof, the Company did not consult Stonefield Josephson, Inc. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items Item 304 (a)(1)(iv)B of Regulation S-B.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc. (Registrant)

Date: January 7, 2005	By:	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Subject Matter

None